Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate
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                                                                                Due Period             6/30/2003
                                                                                Determination Date     7/16/2003
                                                                                Distribution Date      7/21/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                           15,242,782.99
      All Liquidation Proceeds with respect to Principal                                       0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                        0.00
      Substitution Adjustment with respect to Principal                                        0.00
      Amount transferred from Pre-Funding Account                                              0.00
                                                                                      -------------

            Principal Distribution Amount                                             15,242,782.99

      Interest collected on Mortgage Loans                                             6,077,972.48
      Interest portion of Purchase Price on Repurchased Mortgage Loans                         0.00
      All Liquidation Proceeds with respect to Interest                                        0.00
      Substitution Adjustment with respect to Interest                                         0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                    737,426.76
      Reimbursement of previous months Servicer Advances                                (354,126.82)
      Compensating Interest                                                                2,444.41
      Investment Earnings on the Certificate Account                                           0.00
      Investment Earnings on the Prefunding Account                                            0.00
                                                                                      -------------

            Interest Remittance Amount                                                 6,463,716.83

      Amount not Required to be deposited                                                      0.00

            Total available in the Certificate Account                                21,706,499.82

II    Distributions                                         Per $ 1,000                   Amount
                                                           -------------              -------------

1.    Aggregate Class A-1 Distribution                     62.57426969                18,396,835.29

2.    Aggregate Class A-2 Distribution                      1.95833333                   417,125.00

3.    Aggregate Class A-3 Distribution                      2.32500000                   134,850.00

4.    Aggregate Class A-4 Distribution                      3.27500000                   373,350.00

5.    Aggregate Class A-5 Distribution                      4.15000000                   137,157.50

6.    Aggregate Class A-6 Distribution                      3.38333330                   318,033.33

7.    Aggregate Class A-IO Distribution                     4.16666668                   791,666.67

8.    Aggregate Class M-1 Distribution                      3.89166660                   210,344.58

9.    Aggregate Class M-2 Distribution                      4.21666667                   178,365.00

10    Aggregate Class B Distribution                        4.58333324                   172,333.33

11.   Aggregate Class X-IO Distribution                                                        0.00

12.   Aggregate Class R Distribution                                                           0.00

13.   Aggregate Master Servicer Distribution                                             576,439.12

                                                                                      -------------

            Total Distributions =                                                     21,706,499.82
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III   Certificate Class Balances                             Factor %                   Amount
                                                           -------------              -----------

      Opening Senior Class A Certificate Balances as reported on the prior
      Monthly Master Servicer Report:
            (a)  Class A-1                                  87.43908182%             257,070,900.56
            (b)  Class A-2                                 100.00000000%             213,000,000.00
            (c)  Class A-3                                 100.00000000%              58,000,000.00
            (d)  Class A-4                                 100.00000000%             114,000,000.00
            (e)  Class A-5                                 100.00000000%              33,050,000.00
            (f)  Class A-6                                 100.00000000%              94,000,000.00
                                                                                     --------------
                                                                                     769,120,900.56

            (g)  Class A-IO                                100.00000000%             190,000,000.00

      Opening Subordinated Class M & B Certificate Balances as reported on the prior
      Monthly Master Servicer Report:
            (a)  Class M-1                                 100.00000000%              54,050,000.00
            (b)  Class M-2                                 100.00000000%              42,300,000.00
            (c)  Class B                                   100.00000000%              37,600,000.00
                                                                                     --------------
                                                                                     133,950,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                 No.         Amount
                                                                          --------    -----------
            (a)  Stated principal collected                                            1,133,254.67
            (b)  Principal Prepayments                                      174       14,109,528.32
            (c)  Liquidation Proceeds                                                          0.00
            (d)  Repurchased Mortgage Loans                                   0                0.00
            (e)  Substitution Adjustment related to Principal                                  0.00
            (f)   Amount Transferred from Pre-Funding Account                                  0.00
                                                                                      -------------
                  Total Principal Distribution                                        15,242,782.99

1(b). Subordination Increase Amount                                                    2,904,461.45

2(a). Class A Principal Distribution Amount:
                                                            Per $ 1,000
                                                            -----------
            (a)  Class A-1                                  61.72532122               18,147,244.44
            (b)  Class A-2                                   0.00000000                       0.00
            (c)  Class A-3                                   0.00000000                       0.00
            (d)  Class A-4                                   0.00000000                       0.00
            (e)  Class A-5                                   0.00000000                       0.00
            7.   Class A-6
                 (a)  Class A-6 Lockout Percentage                         0.00%
                 (b)  Class A-6 Lockout Distribution Amount  0.00000000                        0.00

2(b). Class M & B Principal Distribution Amount :
            1.  Class M-1                                    0.00000000                        0.00
            2.  Class M-2                                    0.00000000                        0.00
            3.  Class B                                      0.00000000                        0.00

2(c)  Class M & B Applied Realized Losses:
            1.  Class M-1                                    0.00000000                        0.00
            2.  Class M-2                                    0.00000000                        0.00
            3.  Class B                                      0.00000000                        0.00

                                                             Factor %                   Amount
                                                           -------------              -----------
      Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
            (a)  Class A-1                                  81.26654970%             238,923,656.12
            (b)  Class A-2                                 100.00000000%             213,000,000.00
            (c)  Class A-3                                 100.00000000%              58,000,000.00
            (d)  Class A-4                                 100.00000000%             114,000,000.00
            (e)  Class A-5                                 100.00000000%              33,050,000.00
            (f)  Class A-6                                 100.00000000%              94,000,000.00
                                                                                     --------------
                                                                                     750,973,656.12

            (g)  Class A-IO                                100.00000000%             190,000,000.00

      Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
            (a)  Class M-1                                 100.00000000%              54,050,000.00
            (b)  Class M-2                                 100.00000000%              42,300,000.00
            (c)  Class B                                   100.00000000%              37,600,000.00
                                                                                     --------------
                                                                                     133,950,000.00
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V     Interest Distribution Amount

      Fixed Rate Certificates

            (b)  Fixed Rate Certificates applicable Pass-Through Rate
                  1.  Class A-1                             1.12750%
                  2.  Class A-2                             2.35000%
                  3.  Class A-3                             2.79000%
                  4.  Class A-4                             3.93000%
                  5.  Class A-5                             4.98000%
                  6.  Class A-6                             4.06000%
                  7.  Class A-IO                            5.00000%
                  8.  Class M-1                             4.67000%
                  9.  Class M-2                             5.06000%
                  10. Class B                               5.50000%

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      INTEREST REMITTANCE AMOUNT
         1.  Interest collected on Mortgage Loans          6,077,972.48
         2.  Interest advanced on Mortgage Loans             383,299.94
         3.  Compensating Interest on Mortgage Loans           2,444.41
         4.  Substitution Adjustment interest                      0.00
         5.  Purchase Price interest on repurchased                0.00
               accounts
         6. Liquidation Proceeds interest portion                  0.00
         7. Investment Earning in the Pre-Funding Account          0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                  6,463,716.83


      Current Interest Requirement

                  1.  Class A-1 @ applicable Pass-Through Rate                           249,590.85
                  2.  Class A-2 @ applicable Pass-Through Rate                           417,125.00
                  3.  Class A-3 @ applicable Pass-Through Rate                           134,850.00
                  4.  Class A-4 @ applicable Pass-Through Rate                           373,350.00
                  5.  Class A-5 @ applicable Pass-Through Rate                           137,157.50
                  6.  Class A-6 @ applicable Pass-Through Rate                           318,033.33
                  7.  Class A-IO @ applicable Pass-Through Rate                          791,666.67
                  8.  Class M-1 @ applicable Pass-Through Rate                           210,344.58
                  9.  Class M-2 @ applicable Pass-Through Rate                           178,365.00
                  10. Class B @ applicable Pass-Through Rate                             172,333.33
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      Class Interest Carryover Shortfall

                  1.  Class A-1                                    0.00
                  2.  Class A-2                                    0.00
                  3.  Class A-3                                    0.00
                  4.  Class A-4                                    0.00
                  5.  Class A-5                                    0.00
                  6.  Class A-6                                    0.00
                  7.  Class A-IO                                   0.00
                  8.  Class M-1                                    0.00
                  9.  Class M-2                                    0.00
                  10. Class B                                      0.00

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      Certificates Interest Distribution Amount
                                                            Per $ 1,000
                                                           -------------
                  1.  Class A-1                              0.84894847                  249,590.85
                  2.  Class A-2                              1.95833333                  417,125.00
                  3.  Class A-3                              2.32500000                  134,850.00
                  4.  Class A-4                              3.27500000                  373,350.00
                  5.  Class A-5                              4.15000000                  137,157.50
                  6.  Class A-6                              3.38333330                  318,033.33
                  7.  Class A-IO                             4.16666668                  791,666.67
                  8.  Class M-1                              3.89166660                  210,344.58
                  9.  Class M-2                              4.21666667                  178,365.00
                  10. Class B                                4.58333324                  172,333.33

VI    Credit Enhancement Information
                                                                                              Total

            (a)  Senior Enhancement Percentage                                                15.41%

            (b)  OC Spread Holiday in effect?                                                    NO

            (c)  Overcollateralization Amount:

                  1. Opening Overcollateralization Amount                                      0.00
                  2. Ending Overcollateralization Amount                               2,904,461.45
                  3. Required Overcollateralization Amount                            31,020,000.00
                  4. Subordination Deficiency                                         28,115,538.55
                  5. Excess Overcollateralization Amount                                       0.00

VII   Trigger Information

            1. (a) 60+ Delinquency  Percentage                                                 0.52%
               (b) Delinquency Event in effect (Rolling Three
                     Month > 45% of Sr. Enhancement) ?                                           NO

            2. (a) Cumulative Loss Percentage                                                  0.00%
               (b)  Applicable Loss Percentage for current Distribution                        2.50%
               (c)  Cumulative Loss Trigger Event in effect                                      NO
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VIII  Pool Information                                                    No.            Amount
                                                                        --------      -----------

            (a) Closing Mortgage Loan Principal Balance:                 9,952       887,828,117.57

            (b) Principal Balance of Balloon Mortgage Loans                 28         2,165,860.86

            (c) Weighted Average Mortgage Rate:                                               8.200%

            (d) Weighted Average Net Mortgage Rate:                                           7.713%

            (e) Net Weighted Average Coupon Cap:                                              6.661%

            (f) Net Weighted Average Coupon Cap for A-1 Class only                            6.446%

            (g) Weighted Average Remaining Maturity:                                         323.84

            (h) Weighted Average Original Maturity:                                          331.51


IX    Delinquency Information                                            No.     %       Amount
                                                                        ---------------------------

      A. Fixed Rate Mortgage Loans:
                  (a)  Delinquent Contracts:
                        1. 31 - 59 Day Accounts                         210    2.07%  18,406,553.49
                        2. 60 - 89 Day Accounts                          59    0.48%   4,289,340.63
                        3. 90+  Day Accounts                             39    0.35%   3,115,569.34

                        (b)  Mortgage Loans - In Foreclosure             15    0.14%   1,281,472.22
                        (c)  REO Property Accounts                        0    0.00%           0.00

X     Realized Losses                                                     No.           Amount
                                                                        --------      -----------

            1. (a) Gross Realized Losses during the period                 0                   0.00

               (b) Realized Losses during the period                                           0.00

               (c) Cumulative Gross Realized Losses                        0                   0.00

               (d) Cumulative Realized Losses                                                  0.00

               (e) Cumulative Applied Realized Losses

                          i.  Class B                                                          0.00
                         ii.  Class M-1                                                        0.00
                        iii.  Class M-2                                                        0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                          i.   Monthly Servicing Fee                                     376,279.54
                         ii.   Mortgage Fees                                             200,159.58
                        iii.  Certificate Account Investment Earnings                          0.00

         (b) Amount of prior unpaid Master Servicing Fees paid with this
               distribution                                                                   0.00

         (c) Total Master Servicing Fees paid with this distribution                     576,439.12

         (d) Amount of unpaid Master Servicing Fees as of this distribution                    0.00

      2. (a) Opening Master Servicer Advance Balance                                   2,151,780.63

         (b) Current Advance (exclusive of Compensating Interest)                        737,426.76

         (c) Reimbursement of prior Master Servicer Advances                            (354,126.82)
                                                                                       ------------

         (d) Ending Master Servicer Advance Balance                                    2,535,080.57

      3. Current period Compensating Interest                                              2,444.41

      4. (a)  Stepdown Date in effect?                                         NO

      5. Aggregate principal balance of Subsequent Mortgage Loans purchased
           by the Trust on the related Distribution Date:                                      0.00

      6. (a) Beginning Amount of the Pre-Funding Account                                       0.00
      6. (b) Principal Balance Purchased by the Trust                                          0.00
      6. (c) Pre-Fuding Balance after the above Purchase (6b) to be paid  as an
               additional principal to the Noteholders.                                        0.00
      6. (d) Ending Amout of the Pre-Funding Account                                           0.00

         (d) Amount of Investment Earnings in the Pre-Funding Account                          0.00

      7. Aggregate principal balance of Subsequent Mortgage Loans
           (during Funding Period)                                          1,205    120,916,357.55
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